Exhibit 10.7

GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT, dated as of November 9, 2006, (this “Guarantee Agreement”), is made by CHENIERE ENERGY, INC., a Delaware corporation (the “Guarantor”), in favor of SABINE PASS LNG, L.P., a Delaware limited partnership (“Sabine Pass”).

WHEREAS, Cheniere Marketing, Inc., a Delaware corporation (“Cheniere Marketing”), is a wholly-owned subsidiary of Guarantor; and

WHEREAS, Cheniere Marketing and Sabine Pass have entered into that certain Terminal Use Agreement (the “TUA”) as of the date hereof;

NOW THEREFORE, the parties hereto agree as follows:

The Guarantor hereby irrevocably and unconditionally guarantees the due and punctual payment in full of any and all obligations of Cheniere Marketing under the TUA for the period of the Initial Term (as such term is defined in the TUA) (the “Guaranteed Obligations”). Guarantor further agrees that the due and punctual payment of the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty hereunder notwithstanding any such extension or renewal of any Guaranteed Obligation. This guarantee is an absolute, present and continuing guarantee of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from Cheniere LNG or upon any other action, occurrence or circumstance whatsoever.

This Guarantee Agreement expresses the entire understanding of the subject matter hereof; and all other understandings, written or oral, are hereby merged herein and superseded. No amendment of or supplement to this Guarantee Agreement, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by the party to be bound thereby.

This Guarantee Agreement shall be construed in accordance with and governed by the law of the State of Texas.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date and year first above written.

CHENIERE ENERGY, INC.

By:	/s/ Don A. Turkleson
Name:	Don A. Tukleson
Title:	Senior VP & CFO